Exhibit 3.1

STATE OF N E W YORK DEPARTMENT OF STATE I hereby certify that the annexed copy for MOBIQUITY TECHNOLOGIES, INC., File Number 230802003712 has been compared with the original document in the custody of the Secretary of State and that the same is true copy of said original. WITNESS my hand and official seal of the Department of State, at the City of Albany, on August 02 , 2023 . Brendan C. Hughes Executive Deputy Secretary of State Authentication Number: 100004061330 To Verify the authenti city of this document you may access the Division of Corporation's Document Authentication Website at htt p :/ /ecorp do s. nv.gov

1

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF MOBIQUITV TECHNOLOGIES, INC. Under Section 805 of the Business Corporation Law IT IS HEREBY CERTIFIED THAT: I. The nwne of the corporation is MOBIQUITY TECHNOLOGIES, INC. 2 . The certificate of inoorporation was Ii led by the New York Department of State on the 26 "' day of March 1998 under the Corporation's original name Ace Marketing & Promotions, Inc . , (the "Certificate of Incorporation") . J . Upon filing of this Certificate of Amendment to the Certificate oflncorporation (the "Effective Time") . the corporation shall effect a one - for - fifteen reverse split of its issued and outstanding shares of common stock, par value 0 . 0001 per share . Immediately prior to the Effective Time 38 , 611 , 261 shares of common stock, par value $ 0 . 000 I per share, are issued and outstanding, and 61 , 388 , 739 shares of common stock, par value $ 0 . 0001 per share, arc w,issued . As a result of the reverse stock split, at the Effective Time, 2 , 574 , 085 shares of common stock, par value $ 0 . 0001 per share, shall be issued and outstanding, and 97 , 425 , 915 shares of common stock, par value $ 0 . 0001 per share, shall be unissued (subject toadjustment due torounding up any frnctional shares which holders would be entitled to receive on account of the reverse stock split to whole shares) . 4 . At the Effective Time, the Certificate of Incorporation is further amended to add a new Section 8 to Article FOURTH which shall read as follows : "Pursuant to the Business Corporation Law of the State of New York, at the Effective Time each fifteen (15) shares of the corporation's common stock, par value $ 0 . 0001 per share, issued and outstanding immediately prior tothe Effective Time (the "Old Shares") shall automatically be combined into one (I) validly issued, fully paid and non - assessable share of common stock, par value $ 0 . 0001 per share, without any funher action by the corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the "Reverse Stock Split") . The corporation shall not issue fractional shares in connection with the Reverse Stock Split . Holders of Old Shares who would otherwise be entitled to receive a fraction of a share on account of the Reverse Stock Split shall have their fractional share rounded up to the nearest whole number as of the Effective Time . " 4 . This Certificate of Amendment was duly adopted in accordance with Section 803 ofthe Business Corporation Law ofthe State of New York (the"BCL") by the Board of Directors of the corporation by unanimous written consent of the Board of Directors of the corporation pursuant to Section 708 (b) of the BCL, and by the combined (a) affirmative vote of theholders ofa majority of all outstanding shares of Common Stock entitled t() vote thereon, and (b) the holder of all the outstanding shares of the Series F Preferred Stock entitled lo vote thereon voting a majority of the votes thereof in the aflirmalive, in accordance with Section 803 (a) of the BCL . IN WITNESS WHEREOF, the undersigned hereby affirms that statements made herein are true and under penalties of perjury. Dated: August 2, 2023 Isl Dean L. Julia Dean L. Julia, CEO Filed with the NYS Department of State on 08/01/2023 Filing Nwnber: 230802003712 DOS ID: 2243131

2

CSC - 45 CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF MOBIQUITY TECHNOLOGIES, INC. Under Section 805 of the Business Corporation Law. Filed by: Ruskin Moscou Faltischek, P.C. 1425 RXR Plaz.a Uniondale, NY 11556 REF# 912024 9AM Filed with the NYS Department of State on 08/01/2023 Filing Number: 230802003712 DOS ID: 2243131

3